UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 30, 2003

(Date of earliest event reported)

McDATA Corporation

(Exact name of registrant as specified in its charter)

A Delaware Corporation	000-31257	84-1421844
(State or other Jurisdiction of Incorporation)	Commission File Number	IRS Employer Identification No.

380 Interlocken Crescent, Broomfield, Colorado 80021

(Address of principal executive offices, including Zip Code)

Telephone Number (720) 558-9200

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure

On September 30, 2003, McDATA Corporation issued a press release announcing that it had closed its acquisition of Sanera Systems, Inc. after close of business on September 30, 2003. The press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. Separately, John McDonnell, the Chairman of the Company, and his spouse, are each continuing their routinely scheduled Rule 10b5-1 Stock Selling Plans for purposes of diversifying a small percentage of their holdings. They will each sell 10,000 shares of Class B common stock per week (based on price) until 230,000 shares each have been sold. Likewise, Mike Gustafson, the Vice President of Worldwide Marketing for the Company, is also continuing his routinely scheduled Rule 10b5-1 Stock Selling Plan and will sell a varying number of shares each week (based on price) until 50,000 shares are sold. A number of the officers of the Company are continuing their participation in the Company’s Employee Stock Purchase Plan.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1	Press Release of McDATA Corporation dated September 30, 2003

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCDATA CORPORATION

By:	/s/ THOMAS O. MCGIMPSEY

Thomas O. McGimpsey Vice President, General Counsel and Corporate Secretary

Dated: September 30, 2003

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